UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

____________________(800) 326-5789____________________
(Registrant’s telephone number, including area code)

____________________Not Applicable____________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On May 4, 2009, Hickory Tech Corporation (the “Company”) announced that it has reached an agreement to acquire Computer Pro, Inc., dba CP Telecom, a privately held facilities-based telecom provider, serving Minneapolis, St. Paul and northern Minnesota.  HickoryTech’s acquisition of CP Telecom is anticipated to be funded primarily with cash. The closing of the transaction is subject to regulatory approvals, and is expected in the third quarter 2009. The purchase price is approximately $7 million, subject to adjustments after closing. Following closing, CP Telecom will become a subsidiary of Hickory Tech Corporation.

Item 9.01.    Financial Statements and Exhibits.

(c)           Exhibits.

99.1	Press Release, dated May 4, 2009, issued by Hickory Tech Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  May 4, 2009

HICKORY TECH CORPORATION

By: /s/ John W. Finke
John W. Finke, President and Chief Executive Officer

By: /s/ David A. Christensen
David A. Christensen, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 4, 2009, issued by Hickory Tech Corporation